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                                                                     EXHIBIT 4.o

                        AMENDMENT NO. 9 TO SECOND AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT

          Amendment No. 9, dated January 15, 2004, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Huffy Service First, Inc. ("HSFI"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, HSFI, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada), Inc. ("Creative Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

                               W I T N E S S E T H :
                               - - - - - - - - - -

          WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003, Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated May 2, 2003, Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated May 9, 2003, Amendment No. 7 to Second Amended and Restated Loan and Security Agreement, dated as of July 7, 2003 and Amendment No. 8 to Second Amended Loan and Security Agreement, dated July 31, 2003 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and

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instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

          WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein; and

          WHEREAS, by this Amendment No. 9, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

               1. Definitions.

                    (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

                         (i) "Amendment No.9" shall mean this Amendment No. 9 to
Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                    (b) Amendment to Definition.

                         (i) The definition of "Net Income" is hereby amended by
deleting the parenthetical following the word "period" in the first sentence of such definition and substituting the following parenthetical therefor:

                    "(excluding to the extent included therein any income related to discontinued operations, extraordinary items, restructuring or one-time or non-recurring gains)"

                         (ii) The definition of "EBITDA" is hereby amended by
adding the following phrase at the end thereof:

                    ", minus the fees of consultants retained by Borrowers and Guarantors, to the extent that the services of such consultants were required by Agent to be performed."

                    (c) Interpretation. For purposes of this Amendment No. 9, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

               2. Testing of Financial Covenants.

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                    (a) Agent and Lenders agree that they shall not test the
compliance of Huffy and its Subsidiaries with the covenant set forth in Section
9.23 of the Loan Agreement with respect to EBITDA for the immediately preceding four (4) consecutive quarters ended December 31, 2003.

                    (b) Agent and Lenders agree that they shall not test the compliance of Huffy and its Subsidiaries with the covenant set forth in Section
9.24 of the Loan Agreement with respect to the Fixed Charge Coverage Ratio for the ten (10) month period ended December 31, 2003.

               3. EBITDA. Section 9.23 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

                  "9.23 EBITDA.

                           (a) As of the last day of each fiscal month of Huffy
                  and its Subsidiaries, the EBITDA of Huffy and its Subsidiaries for the immediately preceding twelve (12) consecutive month period shall be not less than the amount indicated for such month on Exhibit A hereto. For purposes of this Section 9.23, the calculation of EBITDA shall be made without taking account of any scheduled payments by Borrowers made in respect of the settlement of certain claims against Washington Inventory Service, formerly an Affiliate of Huffy (the "WIS Payments").

                           (b) Exhibit A to the Loan Agreement is hereby deleted
                  in its entirety and the "Exhibit A to Second Amended and Restated Loan and Security Agreement" appended hereto is hereby substituted therefor."

               4. Fixed Charge Coverage Ratio. Section 9.24 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

                  "9.24 Fixed Charge Coverage Ratio. As of the last day of each month set forth on Schedule 9.24 hereto, the Fixed Charge Coverage Ratio of Huffy and its Subsidiaries for the immediately preceding twelve (12) consecutive month period shall be not less than the ratio set forth on such Schedule with respect to each month set forth therein.

               5. Excess Availability. The Loan Agreement is hereby amended by adding the following additional Section 9.25 thereto:

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                    "9.25 Excess Availability (a) At all times during each of
                    the periods indicated below, the aggregate Excess Availability of Borrowers shall be not less than the US Dollar Equivalent of the amount indicated below with respect to each such period:

                  Period                            Minimum Excess Availability
-------------------------------------------         ---------------------------
From January 13, 2004  through and                        US$5,250,000
including January 31, 2004
From February 1, 2004 through and including               US$5,500,000
February 29, 2004
From March 1, 2004 through and including                  US$5,750,000
March 31, 2004
On April 1, 2004                                          US$10,000,000
From April 2, 2004 and at all times                       US$9,500,000
thereafter

                    (b) In the event that at any time after April 1, 2004 Borrowers shall not be in compliance with the foregoing minimum Excess Availability requirement then, without limitation upon any rights or remedies available to Agent and Lenders under this Agreement, the other Financing Agreements or otherwise at law or equity, Borrowers and Guarantors shall pay to Agent, or Agent shall charge any loan account(s) of Borrowers or Guarantors, a fee for the account of the Lenders in the amount equal to the US Dollar Equivalent of one and one-half (1 -1/2%) percent of the Maximum Credit."

               6. Revolving Loan Limit. The Loan Agreement is hereby amended by adding the following additional Section 9.26 thereto:

                    "Section 9.26 Revolving Loan Limit. At no time shall the aggregate of the principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding to Borrowers exceed the US Dollar Equivalent of the amounts set forth on
                    Schedule 9.26 with respect to each of the periods specified therein."

               7. Amendments and Waivers. Section 11.3(b)(viii)(B) of the Loan Agreement is hereby amended by adding the phrase "Section 9.25 or Section 9.26" after the reference therein to "Section 9.24".

               8. Repayment of Term Loan. In the event that on April 1, 2004 the Borrowers shall have aggregate Excess Availability in an amount equal to the US Dollar Equivalent of $10,000,000 or more, the Agent shall charge the loan account(s) of Borrowers and Guarantors

                                        4

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the amount equal to the US Dollar Equivalent of $500,000, which amount shall be applied to the reduction of the Obligations in respect of the Term Loan in such manner and order as the Term Loan Lender shall determine. This Section 8 may not be amended or modified, nor may any obligation of Borrowers or Guarantors under this Section 8 be waived, without the prior written consent of all Lenders.

               9. Additional Representations, Warranties and Covenants. Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent or any Lender to Borrowers:

                    (a) No Event of Default and no event, act or condition which with notice or passage of time or both would constitute an Event of Default, exists or has occurred as of the date of this Amendment No. 9; and

                    (b) This Amendment No. 9 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

               10. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Agent and its counsel:

                    (a) Agent shall have received this Amendment No. 9 duly authorized, executed and delivered by the parties hereto;

                    (b) No Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred; and Agent shall have received an original of this Amendment No 10, duly authorized, executed and delivered by each of the parties hereto.

               11. Amendment Fee. In consideration of the amendment set forth herein Borrowers shall on the date hereof, pay to Agent or Agent, at its option, may charge the account of Borrowers maintained by Agent, a fee in the amount of the US Dollar Equivalent US$400,000, the US Dollar Equivalent US$150,000 of which shall be for the account of Revolving Loan Lenders and the US Dollar Equivalent US$250,000 of which shall be for the sole account of Term Loan Lender, which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

               12. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall

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not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 9 or with respect to the subject matter of this Amendment No. 9. To the extent of conflict between the terms of this Amendment No. 9 and the other Financing Agreements, the terms of this Amendment No. 9 shall control. The Loan Agreement and this Amendment No. 9 shall be read and construed as one agreement.

               13. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 9.

               14. Governing Law. The validity, interpretation and enforcement of this Amendment No. 9 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

               15. Binding Effect. This Amendment No. 9 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

               16. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 9.

               17. Counterparts. This Amendment No. 9 may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement. In making proof of this Amendment No. 9, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 9 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 9. Any party delivering an executed counterpart of this Amendment No. 9 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 9, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 9 as to such party or any other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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               IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed on the day and year first written.

                                           Very truly yours,

                                           HUFFY CORPORATION
                                           By:____________________________
                                           Title: Treasurer

                                           AMERICAN SPORTS DESIGN
                                             COMPANY
                                           GEN-X SPORTS INC.

                                           By:____________________________
                                           Title: Treasurer

                                           GEN-X SPORTS CANADA INC.

                                           By:____________________________
                                           Title: Treasurer

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

CREATIVE RETAIL SERVICES
  (CANADA), INC.
FIRST TEAM SPORTS, INC.
GEN-X SPORTS LTD.
GEN-X SPORTS OUTLET INC.
HCAC, INC.
HESPLER HOCKEY HOLDING, INC.
HUFCO-DELAWARE COMPANY
HUFFY SERVICE SOLUTIONS, INC.
HUFFY SPORTS, INC.
LAMAR SNOWBOARDS INC.
LEHIGH AVENUE PROPERTY
     HOLDINGS, INC.
McCALLA COMPANY

TOMMY ARMOUR GOLF COMPANY

By:___________________________
Title: Treasurer

GEN-X SPORTS SARL

By:___________________________
Title: Manager

HUFFY RISK MANAGEMENT, INC.

By:___________________________
Title: Treasurer

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL), as Agent

By:________________________________

Title:_____________________________

US LENDERS:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL)

By:________________________________

Title:_____________________________

GMAC COMMERCIAL FINANCE

By:________________________________

Title:_____________________________

LASALLE BUSINESS CREDIT, LLC

By:________________________________

Title:_____________________________

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CANADIAN LENDERS:

CONGRESS FINANCIAL CORPORATION
  (CANADA)

By:________________________________

Title:_____________________________

ABN AMRO BANK N.V., CANADA BRANCH

By:________________________________

Title:_____________________________

GMAC COMMERCIAL FINANCE
  CORPORATION - CANADA

By:________________________________

Title:_____________________________

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TERM LOAN LENDER:

ABLECO FINANCE LLC, on its behalf and
on behalf of its Affiliate assigns

By:______________________________

Title:_____________________________